Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase

All Outstanding Shares of Common Stock

of

Alexza Pharmaceuticals, Inc.

at

for

$0.90 Net Per Share in Cash plus One Non-Transferable Contractual Contingent Value Right for Each Share, which Represents the Right to Receive up to Four Categories of Contingent Cash Consideration Payments, if any, upon the Achievement of Certain Milestones

Pursuant to the Offer to Purchase dated May 23, 2016 and the related Letter of Transmittal by

Ferrer Pharma Inc.,

a wholly owned subsidiary of

Ferrer Therapeutics Inc.,

a wholly owned subsidiary of

Grupo Ferrer Internacional, S.A.

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF MONDAY, JUNE 20, 2016, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”) OR EARLIER TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

Do not use for signature guarantees

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of Ferrer Pharma Inc., a Delaware corporation (“Purchaser”), to purchase all outstanding shares of common stock, par value $0.0001 per share (“Shares”), of Alexza Pharmaceuticals, Inc., a Delaware corporation (“Alexza”), at a price of $0.90 per Share, net to each stockholder in cash (less any applicable withholding taxes and without interest, the “Upfront Consideration”), plus one non-transferable contractual contingent value right per Share (each, a “CVR”), which will represent the right to receive a pro-rata share of up to four payment categories in an aggregate (i.e., to all CVR holders assuming all four payments are made) maximum amount of $32.8million (after deduction of an estimated $2.2 million payment to Alexza’s financial adviser Guggenheim Securities, LLC for fees and expenses in connection with the transactions described in the Offer to Purchase (as defined below) and subject to further adjustment) if certain licensing payments and revenue milestones are achieved and subject to the terms and conditions of the contingent value rights agreement to be entered into between Ferrer (as defined below) and the rights agent thereunder, net to the holder in cash (less any applicable withholding taxes and without interest, , together with the Upfront Consideration, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase (as may be subsequently amended and supplemented from time to time, the “Offer to Purchase”) dated May 23, 2016, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), if certificates for Shares and all other required documents cannot be delivered to Computershare Inc. (the “Depositary”) prior to the Expiration Time, the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Time, or time will not permit all required documents to reach the Depositary prior to the Expiration Time. The Purchaser is a wholly owned subsidiary of Ferrer Therapeutics Inc., a Delaware corporation, which is a wholly owned subsidiary of Grupo Ferrer Internacional, S.A., a Spanish sociedad anonima (“Ferrer”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, may be delivered by hand, mail, express mail, courier, or other expedited service, or, for Eligible Institutions (as defined below) only, by facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution. See “Procedures for Tendering Shares”—Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

By Mail: Computershare C/O Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Express Mail or Overnight Delivery: Computershare C/O Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021	By Facsimile Transmission: (For Eligible Institutions Only) Computershare Facsimile: 617-360-6810 Confirm Facsimile by Telephone: 781-575-2332 (For Confirmation Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Purchaser, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Owner(s):

(Please Type or Print)
Share Certificate Numbers (if available):

If Shares will be delivered by book-entry transfer:	Address(es):

Name of Tendering Institution:
(Including Zip Code)

DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:	Signature(s):

Date:

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program or an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and any other required documents, will be received by the Depositary at one of its addresses set forth above within three trading days after the date of execution hereof. For the purpose of the foregoing, a trading day is any day on which the NASDAQ Capital Market is open for business.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(Including Zip Code )

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.